UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): September 21, 2005


                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                  000-50371               51-0467366
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)          Identification No.)


                               61 Spit Brook Road
                           Nashua, New Hampshire 03060
               (Address of principal executive offices) (zip code)


                                 (603) 888-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                          ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

      On September 21, 2005, Curative Health Services, Inc. ("Curative" or the "Company") announced in a press release that it has terminated the employment of its Vice President of Hemophilia Community Services, James H. Williams, after learning that, on September 6, 2005, Mr. Williams pleaded guilty in federal court to three counts of tax fraud that arose from conduct that occurred prior to his affiliation with Curative. The felony charges state that Mr. Williams failed to report certain income on his 1999, 2000 and 2001 federal tax returns that he derived from participating in an illegal scheme involving the diversion of blood clotting factor. Specifically, Mr. Williams admitted participating in a scheme through which excess blood clotting factor was purchased illegally from hemophilia patients and then resold to the principals of a Florida wholesale pharmacy. Mr. Williams participated in this scheme while he was an employee of Apex Therapeutic Care, Inc. ("Apex") prior to Curative's acquisition of that company in February of 2002. At the time it acquired Apex, Curative had no knowledge of the existence of the scheme described in Mr. Williams' court proceeding.

      In federal court in Los Angeles, Mr. Williams admitted that he deposited some of the profits from his participation in this scheme to illegally purchase and resell blood factor into an off-shore bank account that was opened in the name of a trust in order to conceal his identity. Mr. Williams accessed the funds in the off-shore trust account through the use of a credit card. Other profits from the scheme were distributed in the form of cash or checks, or payments made to third parties on Mr. Williams' behalf. The Internal Revenue Service ("IRS") and the federal government charged that Mr. Williams failed to report the profits he received from this scheme on his tax returns for the tax years 1999, 2000, and 2001.

      The Company learned of the existence of Mr. Williams' guilty plea through a press release issued by the IRS on September 7, 2005. The Company immediately terminated Mr. Williams' employment after confirming the nature of the proceeding and Mr. Williams' admissions through publicly available court documents.

      The Company has learned that various participants in the scheme to illegally purchase and resell blood clotting factor that is described in Mr. Williams' criminal tax proceeding are being prosecuted by federal authorities. The Company has confirmed with federal authorities and with state law enforcement authorities in California that it is not the target of any investigation or legal action relating to this matter.

      The press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No.     Description of Exhibit

        99.1          Press Release dated September 21, 2005

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CURATIVE HEALTH SERVICES, INC.


Date:  September 23, 2005           By:  /s/ Thomas Axmacher
                                         -------------------------------------
                                          Thomas Axmacher
                                          Chief Financial Officer

                                  EXHIBIT INDEX



   Exhibit No.        Description of Exhibit

       99.1           Press Release dated September 21, 2005